UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

TUSCAN HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Microvast to Host Investor Webcast on April 19, 2021

●	Tuscan Holdings Corp. stockholders of record as of March 17, 2021 should submit their vote by April 28, 2021 at the Tuscan Annual Meeting – for more information please visit https://www.cstproxy.com/tuscanholdingscorp/2021/ or contact Advantage Proxy, Inc. toll free at 1-877-870-8565, collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

●	Investors are advised that Tuscan Holdings Corp. and Microvast officers and directors are unable to purchase shares from investors and vote them to support the extension amendment.

HOUSTON, TX - April 16, 2021 – Microvast, a leading global provider of next-generation battery technologies for commercial and specialty vehicles that recently announced a proposed business combination with Tuscan Holdings Corp. (Nasdaq: THCB), is releasing a webcast Monday, April 19, 2021, at 11:00 a.m. ET for investors to learn more about Microvast’s cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry to battery packs.

The webcast will be available on Microvast’s investor website, http://microvast.com/index.php/about/investors, and will remain on the page for future viewings.

Microvast remains on track to complete its previously announced business combination in the second quarter of 2021. The business combination is expected to provide $822 million of gross proceeds to Microvast. PIPE anchor investors include strategic partner Oshkosh Corporation as well as funds and accounts managed by BlackRock, Koch Strategic Platforms and InterPrivate. Upon the closing of the business combination, the combined company will be named Microvast Holdings, Inc. and is expected to be listed on the Nasdaq Stock Market under the new ticker symbol “MVST.”

About Microvast

Microvast, Inc. is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Founded in 2006 and headquartered in Houston, TX, Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extends from core battery chemistry (cathode, anode, electrolyte, and separator) to battery packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a broad breadth of market applications. More information can be found on the corporate website: www.microvast.com.

About Tuscan

Tuscan Holdings Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Tuscan’s management team is led by Stephen Vogel, Chairman and Chief Executive Officer. Tuscan is listed on Nasdaq under the ticker symbol “THCB.”

About InterPrivate

InterPrivate Capital is a private investment firm that invests on behalf of a consortium of family offices. The firm’s unique independent co-sponsor structure provides its investors with the deep sector expertise and transaction execution capabilities of veteran deal-makers from the world’s leading private equity and venture capital firms. Affiliates of InterPrivate Capital act as sponsors, co-sponsors and advisors of SPACs, and manage a number of investment vehicles on behalf of its family office co-investors that participate in private and public opportunities, including PIPE investments in support of the firm’s sponsored business combinations. For more information regarding InterPrivate Capital, please visit www.interprivate.com. For more information regarding InterPrivate’s SPAC strategy, please visit www.ipvspac.com.

Additional Information and Where to Find It

In connection with the annual meeting of stockholders, Tuscan Holdings Corp., a Delaware corporation (“Tuscan”) filed a definitive proxy statement with the SEC on March 24, 2021 (“Annual Meeting Proxy Statement”). Additionally, in connection with the proposed transaction (the “Proposed Transaction”) involving Tuscan and Microvast, Inc. a Delaware corporation (“Microvast”), Tuscan intends to file relevant materials with the SEC, including a proxy statement. On February 16, 2021 Tuscan filed a preliminary proxy statement with the SEC relating to the Proposed Transaction (collectively, “Merger Proxy Statement”). This document is not a substitute for the Annual Meeting Proxy Statement or the Merger Proxy Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE ANNUAL MEETING PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING, TO READ THE MERGER PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSED TRANSACTION WITH MICROVAST, AND TO READ ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Annual Meeting Proxy Statement and Merger Proxy Statement and other documents that may be filed with the SEC (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Tuscan upon written request to Tuscan at Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Proposed Transaction and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Tuscan and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting of stockholders and Tuscan, Microvast, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction under the rules of the SEC. Information about Tuscan’s directors and executive officers and their ownership of Tuscan’s securities is set forth in Tuscan’s filings with the SEC, including Tuscan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 25, 2021. To the extent that holdings of Tuscan’s securities have changed since the amounts included in Tuscan’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants is also included in the preliminary proxy statement filed on February 16, 2021 and will be included in the definitive proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above. Additional informaiton is also included in the definitive proxy statement which was filed with the SEC on March 24, 2021 and mailed to Tuscan’s stockholders on or about March 25, 2021.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Tuscan, Microvast and the combined company, Tuscan’s and Microvast’s estimated future results and the Proposed Transaction, including the implied equity value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Tuscan’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) failure of Tuscan’s stockholders to approve the extension amendment proposal; (2) the inability to complete the Proposed Transaction or, if Tuscan does not complete the Proposed Transaction, any other business combination; (3) the inability to complete the Proposed Transaction due to the failure to meet the closing conditions to the Proposed Transaction, including the inability to obtain approval of Tuscan’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by Tuscan stockholders, the failure to meet the Nasdaq listing standards in connection with the consummation of the Proposed Transaction, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (4) costs related to the Proposed Transaction; (5) a delay or failure to realize the expected benefits from the Proposed Transaction; (6) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (7) the impact of the ongoing COVID-19 pandemic; (8) changes in the highly competitive market in which Microvast competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (9) changes in the markets that Microvast targets; (10) risk that Microvast may not be able to execute its growth strategies or achieve profitability; (11) the risk that Microvast is unable to secure or protect its intellectual property; (12) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (13) the risk that Microvast’s customers will adjust, cancel, or suspend their orders for Microvast’s products; (14) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (15) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (16) the risk that Microvast may not be able to develop and maintain effective internal controls; (17) the outcome of any legal proceedings that may be instituted against Tuscan, Microvast or any of their respective directors or officers following the announcement of the Proposed Combination; (18) risks of operations in the People’s Republic of China; and (19) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Tuscan and Microvast or the date of such information in the case of information from persons other than Tuscan or Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Press Contact:

Microvast Investor Relations

IR@microvast.com

(346) 309-2562

Microvast Public Relations

media@microvast.com

Tuscan Holdings Corp.

Investor Relations, ICR

TuscanIR@icrinc.com

InterPrivate Capital

Charlotte Luer

Investor Relations

ir@interprivate.com

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